UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 5, 2009


                              CLENERGEN CORPORATION
             (Exact name of registrant as specified in its charter)


           Nevada                       333-130286               20-2781289
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


6165 NW 123rd Lane, Coral Springs, Florida                          33076
 (Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (866) 640-8818


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective November 5, 2009, we issued an aggregate of 12,500 common shares to a consultant, in consideration for this consultant entering into a consulting agreement with our company and agreeing to provide additional services. These shares were issued to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 Regulation of D of the Securities Act of 1933.

Effective November 17, 2009, we issued an aggregate of 100,000 common shares pursuant to a stock purchase agreement. These shares were issued to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

Effective November 18, 2009, we issued an aggregate of 120,000 common shares pursuant to stock purchase agreements. These shares were issued to two (2) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

Effective November 19, 2009, we issued an aggregate of 350,000 common shares to a consultant, in consideration for this consultant entering into a consulting agreement with our company and agreeing to provide additional services. These shares were issued to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1993, as amended).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLENERGEN CORPORATION


/s/ Mark Quinn
----------------------------
Mark Quinn
Director

Date: November 26, 2009